SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                 FORM 8-K
                              CURRENT REPORT.



                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported): January 12, 1996
    --------------------------------------------------------------------
                                                     (January 12, 1996)


                         Ames Department Stores, Inc.
         --------------------------------------------------------
          (Exact Name of Registrant As Specified In Its Charter)


                                  Delaware
              ----------------------------------------------
              (State Or Other Jurisdiction Of Incorporation)


              1-5380                                 04-2269444
    ------------------------              ---------------------------------
    (Commission File Number)              (IRS Employer Identification No.)


    2418 Main Street; Rocky Hill, Connecticut               06067-0801
    -----------------------------------------               ----------
    (Address Of Principal Executive Offices)                (Zip Code)


                               (203) 257-2000
           ----------------------------------------------------
           (Registrant's Telephone Number, Including Area Code)


                               Not Applicable
      --------------------------------------------------------------
      (Former Name Or Former Address, If Changed Since Last Report)




                       Exhibit Index on Page 4

                   Page 1 of 7 (Including Exhibits)



Item 5:   OTHER EVENTS


             Beginning on January 12, 1996, the Company will distribute, to certain of its banks and other lenders, principal trade vendors and factors, summaries of its unaudited financial results for the five and forty-eight weeks ended December 30, 1995. These monthly and year-to-date results (collectively, the "monthly results") are attached hereto as Exhibit 20 and are incorporated by reference herein.

             Sales for the five weeks ended December 30, 1995 were $21.2 million below the projections contained in the Form 8-K dated August 18, 1995 (the "Plan") primarily due to lower-than-planned sales in apparel, jewelry, domestics and hardware.
          Overall sales were negatively impacted by several snow storms during the month. EBITDA (as defined in Exhibit 20) for the five weeks was $1.9 million better than Plan and $4.6 million below last year. The EBITDA results for the five weeks reflected the favorable impact of lower-than-planned expenses and higher-than-planned other income and property gains (which was due to the timing of the sale of a property), partially offset by an unfavorable variance in gross margin dollars. The gross margin rate for the five weeks was higher than planned; however, gross margin was negatively impacted by the below Plan sales.

             Sales for the forty-eight weeks ended December 30, 1995 were $59.3 million below Plan primarily due to lower-than-planned sales in apparel and domestics. The year-to-date EBITDA was $4.3 million below Plan and $1.9 million better than last year. The EBITDA results for the forty-eight weeks reflected the favorable impact of lower-than-planned expenses and higher-than-planned other income and property gains (which was due to the timing of a sale of a property), partially offsetting an unfavorable variance in gross margin. Gross margin was impacted by the below Plan sales and a lower-than-planned gross margin rate.

             Year-to-date total expenses have been increased and
          EBITDA reduced by $1.2 million in cash disbursements related to the closing and sale of the Clinton, MA distribution center for which a closing reserve had been established during fiscal 1994. The year-to-date net income has not been affected by these disbursements as other income/expense includes an offset of $1.2
          million.

             As of December 30, 1995, merchandise inventories were $4.9 million below Plan. Trade payables were $7.5 million below Plan. There were no outstanding borrowings under the Company's revolving line of credit.

             The Company is distributing the monthly results to its banks and other lenders, principal trade vendors and factors to facilitate their credit analyses. The summary results should not be relied upon for any other purpose and should be read in conjunction with the Company's Form 10-K for the fiscal year ended January 28, 1995, the Company's Form 10-Q for the first fiscal quarter ended April 29, 1995, the Company's Form 10-Q for the second fiscal quarter ended July 29, 1995, the Company's Form 10-Q for the third fiscal quarter ended October 28, 1995 and the Company's
          Form 8-K dated August 18, 1995. The monthly results are being reported publicly solely because they are being distributed to a large number of the Company's vendors for purposes of their credit analyses.

             Although the Company has continued to make its monthly results public, the Company does not believe it is obligated to provide such information indefinitely, other than as required by applicable regulations, and the Company may cease making such disclosures and updates at any time. The monthly results were not examined, reviewed or compiled by the Company's independent public accountants. Moreover, the Company does not believe that it is obligated to update the monthly results to reflect subsequent events or developments. The reported monthly results are subject to future adjustments, if any, that could materially affect such results. However, in the opinion of the Company, the monthly results contain all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of the results for the periods presented.



Item 7:   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS


          Exhibit: 20    Unaudited Financial Summary Results for the Five
                         and Forty-eight Weeks Ended December 30, 1995

                           INDEX TO EXHIBITS




     Exhibit No.                Exhibit                          Page No.


        20           Unaudited Financial Summary Results             6
                     for the Five and Forty-eight Weeks
                     Ended December 30, 1995.

                            SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   AMES DEPARTMENT STORES, INC.
                                   --------------------------------
                                             Registrant




Dated:  January 10, 1996           By:  /s/ Joseph R. Ettore
                                      -----------------------------
                                        Joseph R. Ettore
                                        President, Director, and
                                        Chief Executive Officer


Dated:  January 10, 1996           By:  /s/ John F. Burtelow
                                      -----------------------------
                                        John F. Burtelow
                                        Executive Vice President,
                                        Chief Financial Officer


Dated:  January 10, 1996           By:  /s/ William C. Najdecki
                                      ------------------------------
                                        William C. Najdecki
                                        Senior Vice President,
                                        Finance